Exhibit 99.1

PerkinElmer Announces Financial Results for the Second Quarter of 2017

  GAAP and adjusted revenues of $547 million
  GAAP earnings per share from continuing operations of $0.57; Adjusted earnings per share of $0.67
  GAAP operating margins expand by 150 basis points; Adjusted operating margins expand by 70 basis points
  Raises full year guidance

WALTHAM, Mass.--(BUSINESS WIRE)--August 3, 2017--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the second quarter ended July 2, 2017.

The Company reported GAAP earnings per share from continuing operations of $0.57, as compared to $0.53 in the second quarter of 2016. GAAP revenue in the second quarter of 2017 was $547.0 million, as compared to $536.2 million in the second quarter of 2016. GAAP operating income from continuing operations for the second quarter of 2017 was $76.0 million, as compared to $66.3 million in the second quarter of 2016.

Adjusted earnings per share was $0.67, as compared to $0.63 in the second quarter of 2016. Adjusted revenue for the quarter was $547.1 million, as compared to $536.4 million in the second quarter of 2016. Adjusted operating income for the second quarter of 2017 was $99.6 million, as compared to $94.1 million for the same period a year ago. Adjusted operating profit margin was 18.2% as a percentage of adjusted revenue, up 70 basis points as compared to the same period a year ago. Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“We continued to make excellent progress in the second quarter, driving operating efficiencies and executing on our strategic initiatives,” said Robert Friel, chairman and chief executive of PerkinElmer. “During the quarter we announced our agreement to acquire EUROIMMUN and completed the successful divesture of our non-core Medical Imaging business, actions we believe improve our growth trajectory while expanding our capabilities. Based on our overall performance for the first half, we remain on track to deliver our full year 2017 financial commitments.”

Cash Flow

For the first half of 2017, GAAP operating cash flow from continuing operations was $95.6 million, as compared to $107.4 million in the comparable period of 2016.

Financial Overview by Reporting Segment for the Second Quarter of 2017

Discovery & Analytical Solutions

  Revenue was $383.1 million, as compared to $381.5 million for the second quarter of 2016. Reported revenue was flat. Organic revenue increased 1%.
  Operating income from continuing operations was $51.5 million, as compared to operating income of $41.6 million for the comparable prior period.
  Adjusted operating income was $64.0 million, as compared to $60.0 million in the second quarter of 2016. Adjusted operating profit margin was 16.7% as a percentage of revenue, as compared to 15.7% in the comparable prior period.

Diagnostics

  Revenue was $163.8 million, as compared to $154.7 million for the second quarter of 2016. Reported revenue increased 6%. Organic revenue increased 1%.
  Operating income from continuing operations was $37.6 million, as compared to $37.8 million for the comparable prior period.
  Adjusted operating income was $48.8 million, as compared to $47.3 million in the second quarter of 2016. Adjusted operating profit margin was 29.7% as a percentage of adjusted revenue, as compared to 30.5% in the comparable prior period.

Updates Financial Guidance – Full Year 2017

For the full year 2017, the Company now forecasts GAAP earnings per share from continuing operations in the range of $2.23 to $2.31 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $2.84 to $2.92.

Conference Call Information

The Company will discuss its second quarter results and its outlook for business trends in a conference call on August 3, 2017 at 5:00 p.m. Eastern Time. To access the call, please dial (541) 797-2422 prior to the scheduled conference call time and provide the access code 48363672.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures and the planned consummation of our agreement to acquire EUROIMMUN. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the approval of the Brexit Referendum in the United Kingdom; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader committed to innovating for a healthier world. Our dedicated team of 9,000 employees worldwide is passionate about providing customers with an unmatched experience as they help solve critical issues especially impacting the diagnostics, discovery and analytical solutions markets. Our innovative detection, imaging, informatics and service capabilities, combined with deep market knowledge and expertise, help customers gain earlier and more accurate insights to improve lives and the world around us. The Company reported revenue of approximately $2.1 billion in 2016, serves customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended

(In thousands, except per share data)	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

Revenue	$546,962	$536,242	$1,061,077	$1,034,258

Cost of revenue	289,459	282,688	563,963	545,618
Selling, general and administrative expenses	147,944	150,952	293,037	295,490
Research and development expenses	33,562	31,868	66,850	61,839
Restructuring and contract termination charges, net	-	4,468	9,651	4,468

Operating income from continuing operations	75,997	66,266	127,576	126,843

Interest income	(490)	(127)	(710)	(237)
Interest expense	10,672	9,939	21,536	19,780
Loss (gain) on disposition of businesses and assets, net	301	(5,562)	301	(5,562)
Other (income) expense, net	(5,278)	1,143	(4,326)	2,498

Income from continuing operations, before income taxes	70,792	60,873	110,775	110,364

Provision for income taxes	8,066	3,117	11,987	10,864

Income from continuing operations	62,726	57,756	98,788	99,500

(Loss) gain from discontinued operations, before income taxes	(3,109)	4,927	650	13,117
Gain (loss) on disposition of discontinued operations, before income taxes	180,377	(8)	180,377	(11)
Provision for (benefit from) income taxes on discontinued operations and dispositions	35,925	(1,182)	37,143	1,283

Gain from discontinued operations and dispositions	141,343	6,101	143,884	11,823

Net income	$204,069	$63,857	$242,672	$111,323

Diluted earnings per share:
Income from continuing operations	$0.57	$0.53	$0.89	$0.90

Gain from discontinued operations and dispositions	1.28	0.06	1.30	0.11

Net income	$1.84	$0.58	$2.20	$1.01

Weighted average diluted shares of common stock outstanding	110,762	109,844	110,484	110,520

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.57	$0.53	$0.89	$0.90
Amortization of intangible assets	0.16	0.17	0.31	0.33
Purchase accounting adjustments	0.02	0.04	0.05	0.06
Acquisition and divestiture-related costs	(0.02)	0.00	0.01	0.00
Disposition of businesses and assets, net	0.00	(0.05)	0.00	(0.05)
Mark to market on postretirement benefits	(0.00)	-	(0.00)	(0.00)
Restructuring and contract termination charges, net	-	0.04	0.09	0.04
Tax on above items	(0.06)	(0.10)	(0.14)	(0.16)
Adjusted EPS	$0.67	$0.63	$1.21	$1.13

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Six Months Ended

(In thousands, except percentages)		July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

DAS	Reported revenue	$383,128	$381,504	$744,888	$737,951

	Reported operating income from continued operations	51,481	41,617	82,060	81,086
	OP%	13.4%	10.9%	11.0%	11.0%
	Amortization of intangible assets	12,377	13,944	24,627	28,014
	Purchase accounting adjustments	16	279	32	425
	Acquisition and divestiture-related costs	110	90	348	308
	Restructuring and contract termination charges, net	-	4,085	7,987	4,085
	Adjusted operating income	63,984	60,015	115,054	113,918
	Adjusted OP%	16.7%	15.7%	15.4%	15.4%

Diagnostics	Reported revenue	163,834	154,738	316,189	296,307
	Purchase accounting adjustments	186	176	371	351
	Adjusted Revenue	164,020	154,914	316,560	296,658

	Reported operating income from continued operations	37,641	37,840	71,051	71,614
	OP%	23.0%	24.5%	22.5%	24.2%
	Amortization of intangible assets	5,161	4,483	9,957	8,985
	Purchase accounting adjustments	2,362	4,497	5,549	6,010
	Acquisition and divestiture-related costs	3,593	71	5,951	219
	Restructuring and contract termination charges, net	-	383	1,664	383
	Adjusted operating income	48,757	47,274	94,172	87,211
	Adjusted OP%	29.7%	30.5%	29.7%	29.4%

Corporate	Reported operating loss	(13,125)	(13,191)	(25,535)	(25,857)
	Mark to market on postretirement benefits	(46)	-	(46)	(3)
	Adjusted operating loss	(13,171)	(13,191)	(25,581)	(25,860)

Continuing Operations	Reported revenue	$546,962	$536,242	$1,061,077	$1,034,258
	Purchase accounting adjustments	186	176	371	351
	Adjusted Revenue	547,148	536,418	1,061,448	1,034,609

	Reported operating income from continued operations	75,997	66,266	127,576	126,843
	OP%	13.9%	12.4%	12.0%	12.3%
	Amortization of intangible assets	17,538	18,427	34,584	36,999
	Purchase accounting adjustments	2,378	4,776	5,581	6,435
	Acquisition and divestiture-related costs	3,703	161	6,299	527
	Mark to market on postretirement benefits	(46)	-	(46)	(3)
	Restructuring and contract termination charges, net	-	4,468	9,651	4,468
	Adjusted operating income	$99,570	$94,098	$183,645	$175,269
	Adjusted OP%	18.2%	17.5%	17.3%	16.9%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	July 2, 2017	January 1, 2017

Current assets:
Cash and cash equivalents	$616,308	$359,265
Accounts receivable, net	440,412	425,588
Inventories, net	275,085	246,847
Other current assets	102,021	99,246
Current assets of discontinued operations	-	58,985
Total current assets	1,433,826	1,189,931

Property, plant and equipment:
At cost	460,750	427,903
Accumulated depreciation	(306,594)	(282,409)
Property, plant and equipment, net	154,156	145,494
Intangible assets, net	453,059	420,224
Goodwill	2,356,690	2,247,966
Other assets, net	207,373	204,679
Long-term assets of discontinued operations	-	68,389
Total assets	$4,605,104	$4,276,683

Current liabilities:
Current portion of long-term debt	$2,225	$1,172
Accounts payable	153,754	168,033
Short-term accrued restructuring and contract termination charges	8,559	7,479
Accrued expenses and other current liabilities	418,477	399,700
Current liabilities of discontinued operations	6,373	26,971
Total current liabilities	589,388	603,355

Long-term debt	1,089,395	1,045,254
Long-term liabilities	487,685	459,544
Long-term liabilities of discontinued operations	-	14,960
Total liabilities	2,166,468	2,123,113

Total stockholders' equity	2,438,636	2,153,570
Total liabilities and stockholders' equity	$4,605,104	$4,276,683

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended

	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016
	(In thousands)		(In thousands)

Operating activities:
Net income	$204,069	$63,857	$242,672	$111,323
Income from discontinued operations and dispositions, net of income taxes	(141,343)	(6,101)	(143,884)	(11,823)
Income from continuing operations	62,726	57,756	98,788	99,500
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	6,840	5,829	11,767	9,675
Restructuring and contract termination charges, net	-	4,468	9,651	4,468
Depreciation and amortization	24,758	24,846	49,505	50,241
Change in fair value of contingent consideration	98	4,305	909	5,627
Amortization of deferred debt financing costs and accretion of discounts	646	395	1,231	751
Loss (gain) on disposition of businesses and assets, net	301	(5,562)	301	(5,562)
Amortization of acquired inventory revaluation	2,064	265	4,240	396
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(19,878)	(9,383)	5,215	7,364
Inventories	(3,075)	6,352	(9,913)	(10,608)
Accounts payable	(6,972)	(895)	(20,855)	717
Accrued expenses and other	(13,062)	(7,228)	(55,193)	(55,134)
Net cash provided by operating activities of continuing operations	54,446	81,148	95,646	107,435
Net cash (used in) provided by operating activities of discontinued operations	(6,328)	15,089	6,207	20,843
Net cash provided by operating activities	48,118	96,237	101,853	128,278

Investing activities:
Capital expenditures	(5,492)	(8,210)	(11,473)	(15,870)
Proceeds from surrender of life insurance policies	45	44	45	44
Changes in restricted cash balances	2,050	(2,000)	17,203	(2,000)
Proceeds from disposition of businesses	-	20,000	-	21,000
Activity related to acquisitions, net of cash and cash equivalents acquired	-	-	(123,578)	(10,484)
Net cash provided by (used in) investing activities of continuing operations	(3,397)	9,834	(117,803)	(7,310)
Net cash provided by (used in) investing activities of discontinued operations	277,262	(302)	276,982	(450)
Net cash provided by (used in) investing activities	273,865	9,532	159,179	(7,760)

Financing Activities:
Payments on borrowings	-	(120,000)	(145,950)	(195,000)
Proceeds from borrowings	-	57,000	146,952	240,000
Settlement of cash flow hedges	(2,745)	(1,352)	(4,314)	1,278
Net payments on other credit facilities	(291)	(278)	(577)	(553)
Payments for acquisition-related contingent consideration	-	(6)	(8,940)	(99)
Proceeds from issuance of common stock under stock plans	8,596	7,715	13,223	8,953
Purchases of common stock	(138)	(192)	(3,265)	(151,351)
Dividends paid	(7,690)	(7,631)	(15,363)	(15,474)
Net cash used in financing activities of continuing operations	(2,268)	(64,744)	(18,234)	(112,246)
Net cash used in financing activities of discontinued operations	(319)	-	(533)	(193)
Net cash used in financing activities	(2,587)	(64,744)	(18,767)	(112,439)

Effect of exchange rate changes on cash and cash equivalents	8,583	(3,673)	14,778	2,072

Net increase in cash and cash equivalents	327,979	37,352	257,043	10,151
Cash and cash equivalents at beginning of period	288,329	210,731	359,265	237,932
Cash and cash equivalents at end of period	$616,308	$248,083	$616,308	$248,083

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	July 2, 2017		July 3, 2016

Adjusted revenue:
Revenue	$547.0		$536.2
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$547.1		$536.4

Adjusted gross margin:
Gross margin	$257.5	47.1%	$253.6	47.3%
Amortization of intangible assets	7.1	1.3%	8.1	1.5%
Purchase accounting adjustments	2.3	0.4%	0.5	0.1%
Mark to market on postretirement benefits	(0.0)	0.0%	-	0.0%
Adjusted gross margin	$266.8	48.8%	$262.1	48.9%

Adjusted SG&A:
SG&A	$147.9	27.0%	$151.0	28.1%
Amortization of intangible assets	(10.4)	-1.9%	(10.1)	-1.9%
Purchase accounting adjustments	(0.1)	0.0%	(4.3)	-0.8%
Acquisition and divestiture-related expenses	(3.7)	-0.7%	(0.2)	0.0%
Adjusted SG&A	$133.8	24.4%	$136.4	25.4%

Adjusted R&D:
R&D	$33.6	6.1%	$31.9	5.9%
Amortization of intangible assets	(0.1)	0.0%	(0.2)	0.0%
Adjusted R&D	$33.5	6.1%	$31.7	5.9%

Adjusted operating income:
Operating income	$76.0	13.9%	$66.3	12.4%
Amortization of intangible assets	17.5	3.2%	18.4	3.4%
Purchase accounting adjustments	2.4	0.4%	4.8	0.9%
Acquisition and divestiture-related expenses	3.7	0.7%	0.2	0.0%
Mark to market on postretirement benefits	(0.0)	0.0%	-	0.0%
Restructuring and contract termination charges, net	-	0.0%	4.5	0.8%
Adjusted operating income	$99.6	18.2%	$94.1	17.5%

	PKI
	Three Months Ended
	July 2, 2017		July 3, 2016

Adjusted EPS:
GAAP EPS	$1.84		$0.58
Discontinued operations, net of income taxes	1.28		0.06
GAAP EPS from continuing operations	0.57		0.53
Amortization of intangible assets	0.16		0.17
Purchase accounting adjustments	0.02		0.04
Acquisition and divestiture-related expenses	(0.02)		0.00
Gain on disposition of businesses and assets, net	0.00		(0.05)
Mark to market on postretirement benefits	(0.00)		-
Restructuring and contract termination charges, net	-		0.04
Tax on above items	(0.06)		(0.10)
Adjusted EPS	$0.67		$0.63

	DAS
	Three Months Ended
	July 2, 2017		July 3, 2016

Adjusted revenue:
Revenue	$383.1		$381.5

Adjusted operating income:
Operating income	$51.5	13.4%	$41.6	10.9%
Amortization of intangible assets	12.4	3.2%	13.9	3.7%
Purchase accounting adjustments	0.0	0.0%	0.3	0.1%
Acquisition and divestiture-related expenses	0.1	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	-	0.0%	4.1	1.1%
Adjusted operating income	$64.0	16.7%	$60.0	15.7%

	Diagnostics
	Three Months Ended
	July 2, 2017		July 3, 2016

Revenue:
Revenue	$163.8		$154.7
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$164.0		$154.9

Adjusted operating income:
Operating income	$37.6	23.0%	$37.8	24.5%
Amortization of intangible assets	5.2	3.2%	4.5	2.9%
Purchase accounting adjustments	2.4	1.4%	4.5	2.9%
Acquisition and divestiture-related expenses	3.6	2.2%	0.1	0.0%
Restructuring and contract termination charges, net	-	0.0%	0.4	0.2%
Adjusted operating income	$48.8	29.7%	$47.3	30.5%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Six Months Ended
	July 2, 2017		July 3, 2016

Adjusted revenue:
Revenue	$1,061.1				$1,034.3
Purchase accounting adjustments	0.4				0.4
Adjusted revenue	$1,061.4				$1,034.6

Adjusted gross margin:
Gross margin	$497.1	46.8%			$488.6	47.2%
Amortization of intangible assets	14.2	1.3%			16.3	1.6%
Purchase accounting adjustments	4.6	0.4%			0.8	0.1%
Mark to market on postretirement benefits	(0.0)	0.0%			(0.0)	0.0%
Adjusted gross margin	$515.9	48.6%			$505.7	48.9%

Adjusted SG&A:
SG&A	$293.0	27.6%			$295.5	28.6%
Amortization of intangible assets	(20.2)	-1.9%			(20.3)	-2.0%
Purchase accounting adjustments	(0.9)	-0.1%			(5.7)	-0.5%
Acquisition and divestiture-related expenses	(6.3)	-0.6%			(0.5)	-0.1%
Adjusted SG&A	$265.6	25.0%			$269.0	26.0%

Adjusted R&D:
R&D	$66.9	6.3%			$61.8	6.0%
Amortization of intangible assets	(0.2)	0.0%			(0.4)	0.0%
Adjusted R&D	$66.7	6.3%			$61.4	5.9%

Adjusted operating income:
Operating income	$127.6	12.0%			$126.8	12.3%
Amortization of intangible assets	34.6	3.3%			37.0	3.6%
Purchase accounting adjustments	5.6	0.5%			6.4	0.6%
Acquisition and divestiture-related expenses	6.3	0.6%			0.5	0.1%
Mark to market on postretirement benefits	(0.0)	0.0%			(0.0)	0.0%
Restructuring and contract termination charges, net	9.7	0.9%			4.5	0.4%
Adjusted operating income	$183.6	17.3%			$175.3	16.9%

	PKI
	Six Months Ended
	July 2, 2017		July 3, 2016

Adjusted EPS:
GAAP EPS	$2.20				$1.01
Discontinued operations	1.30				0.11
GAAP EPS from continuing operations	0.89				0.90
Amortization of intangible assets	0.31				0.33
Purchase accounting adjustments	0.05				0.06
Acquisition and divestiture-related expenses	0.01				0.00
Gain on disposition of businesses and assets, net	0.00				(0.05)
Mark to market on postretirement benefits	(0.00)				(0.00)
Restructuring and contract termination charges, net	0.09				0.04
Tax on above items	(0.14)				(0.16)
Adjusted EPS	$1.21				$1.13

	PKI
			Twelve Months Ended
			December 31, 2017
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.23	-	2.31
Amortization of intangible assets					0.63
Purchase accounting adjustments					0.07
Acquisition and divestiture-related expenses					0.06
Gain on disposition of businesses and assets, net					0.00
Mark to market on postretirement benefits					0.00
Restructuring and contract termination charges					0.09
Tax on above items					(0.24)
Adjusted EPS			$2.84	-	2.92

	DAS
	Six Months Ended
	July 2, 2017		July 3, 2016

Adjusted revenue:
Revenue	$744.9				$738.0

Adjusted operating income:
Operating income	$82.1	11.0%			$81.1	11.0%
Amortization of intangible assets	24.6	3.3%			28.0	3.8%
Purchase accounting adjustments	0.0	0.0%			0.4	0.1%
Acquisition and divestiture-related expenses	0.3	0.0%			0.3	0.0%
Restructuring and contract termination charges, net	8.0	1.1%			4.1	0.6%
Adjusted operating income	$115.1	15.4%			$113.9	15.4%

	Diagnostics
	Six Months Ended
	July 2, 2017		July 3, 2016

Revenue:
Revenue	$316.2				$296.3
Purchase accounting adjustments	0.4				0.4
Adjusted revenue	$316.6				$296.7

Adjusted operating income:
Operating income	$71.1	22.5%			$71.6	24.2%
Amortization of intangible assets	10.0	3.1%			9.0	3.0%
Purchase accounting adjustments	5.5	1.8%			6.0	2.0%
Acquisition and divestiture-related expenses	6.0	1.9%			0.2	0.1%
Restructuring and contract termination charges, net	1.7	0.5%			0.4	0.1%
Adjusted operating income	$94.2	29.7%			$87.2	29.4%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
July 2, 2017
Organic revenue growth:
Reported revenue growth	2%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	2%
Organic revenue growth	1%

DAS
Three Months Ended
July 2, 2017
Organic revenue growth:
Reported revenue growth	0%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	1%

Diagnostics
Three Months Ended
July 2, 2017
Organic revenue growth:
Reported revenue growth	6%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	6%
Organic revenue growth	1%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with U. S. generally accepted accounting principles (“GAAP”). However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and significant environmental charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, interest expense, foreign exchange gains and losses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incurred expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incurred expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions and divestitures, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media:
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com